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                                                                   EXHIBIT 10.26

                              CERIDIAN CORPORATION
                            EXECUTIVE INVESTMENT PLAN

                         SECOND DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 6.2 of the Ceridian Corporation Executive Investment Plan, the undersigned hereby amends the Plan in the manner described below.

1. Section 1.4 of the Plan is amended by adding a new Subsection (c) which reads as follows:

         (c) In connection with the spin-off by Ceridian Corporation of all of the outstanding common stock of New Ceridian Corporation ("New Ceridian"), a Delaware corporation and wholly owned subsidiary of Ceridian Corporation (the "New Ceridian Spin-off"), the Plan was amended, effective as of March 27, 2001, to effect the transfer of sponsorship of the Plan from Ceridian Corporation to New Ceridian Corporation. Following the New Ceridian Spin-off, Ceridian Corporation was renamed Arbitron Inc. and New Ceridian was renamed Ceridian Corporation.

2.       Section 7.10 of the Plan is amended to read as follows:

         7.10     COMPANY.

                  "Company" means New Ceridian Corporation, renamed Ceridian Corporation after the New Ceridian Spin-off.

3.       Section 7.28 of the Plan is amended to read as follows:

         7.28.    QUALIFIED EMPLOYEE.

                  "Qualified Employee" means an individual who performs services for a Participating Employer as an employee of the Participating Employer (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification) and who is (a) an officer of the Participating Employer elected by the Participating Employer's Board, (b) a Vice President of the Participating Employer or (c) a Director of the Participating Employer with a salary grade level of D1 or D2.

The amendments set forth at items 1 and 2 above are effective as of March 27, 2001, and apply to all Participants, including Participants who terminated employment prior to the effective date of the amendment. The amendment set forth at item 3 above is effective immediately after the New Ceridian Spin-off, as defined at item 1 above.
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The undersigned has caused this instrument to be executed by its duly authorized officers this 26th day of March, 2001.

                                   CERIDIAN CORPORATION


Attest:  /s/ Gary M. Nelson        By:  /s/ Shirley J. Hughes
        Secretary                      Senior Vice President


To evidence its consent to the foregoing amendments, the undersigned has caused this instrument to be executed by its duly authorized officers this 26th day of March, 2001.

                                   NEW CERIDIAN CORPORATION


                                   By:  /s/ Shirley J. Hughes
                                     Its: Senior Vice President, Human Resources


                                   And: /s/ Gary M. Nelson
                                     Its: Vice President, General Counsel and
                                          Secretary



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